Exhibit 99.2

Grant of 2005 LTIP Awards

Executive Officer	Title	Shares of Restricted Stock	Performance Units
Gregory L. Summe	Chairman of the Board, Chief Executive Officer and President	110,357	96,786

Robert F. Friel	Executive Vice President and Chief Financial Officer	46,304	40,768

John P. Murphy	Executive Vice President and Chief Operating Officer	42,589	37,530

Peter B. Coggins	Senior Vice President and President of Life and Analytical Sciences	27,000	27,000

Richard F. Walsh	Senior Vice President, Human Resources	22,018	19,339

John R. Roush	Vice President and President of Optoelectronics	10,000	10,000

Jeffrey D. Capello	Vice President Finance, Treasurer and Chief Accounting Officer	17,321	15,774